February 26, 2019

Board of Directors
Comstock Mining Inc.
1200 American Flat Road
Virginia City, NV 89440

Ladies and Gentlemen:

We have acted as special Nevada counsel to Comstock Mining Inc., a Nevada corporation (the "Company"), in connection with the filing by the Company of a Registration Statement on Form S-3 (including the prospectus which is a part thereof, the "Registration Statement"), with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of an indeterminate amount and number of the following securities of the Company, which may be offered and sold from time to time on a delayed or continuous basis pursuant to Rule 415 under the Act for an aggregate initial offering price of up to $50,000,000: (i) shares of common stock of the Company, par value $0.000666 per share (the "Common Stock"); (ii) shares of preferred stock of the Company, par value $0.000666 per share (the "Preferred Stock"); (iii) debt securities which may be issued in one or more series (the "Debt Securities"); (iv) warrants to purchase shares of the Common Stock, the Preferred Stock, and/or Debt Securities or any combination of these securities (the "Warrants"); (v) units consisting of Common Stock, Preferred Stock, Debt Securities and/or Warrants or any combination of these securities (the "Units"); and (vi) rights to purchase shares of the Common Stock, the Preferred Stock, and/or Debt Securities or any combination of these securities (the "Rights"). The Common Stock, Preferred Stock, Debt Securities, Warrants, Units and Rights are referred to herein each as a "Security" and collectively as the "Securities."

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Articles of Incorporation of the Company, as amended through the date hereof (the "Articles of Incorporation"); (ii) the Bylaws of the Company, as amended through the date hereof (the "Bylaws"); (iii) certain resolutions of the Board of Directors of the Company relating to the issuance, sale and registration of the Securities; and (iv) the Registration Statement. In addition, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of certain other corporate records, documents, instruments and certificates of public officials and of the Company, and we have made such inquiries of officers of the Company and public officials and considered such questions of law as we have deemed necessary for purposes of rendering the opinions set forth herein. We have also relied upon the representations and warranties of the Company contained in those certain documents included as exhibits to the Registration Statement. In rendering our opinion, we have

made the assumptions that are customary in opinion letters of this kind. We have not verified these assumptions.

In connection with this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies. In making our examination of documents executed by parties other than the Company, we have assumed that each other party has the power and authority to execute and deliver, and to perform and observe the provisions of, such documents and has duly authorized, executed and delivered such documents, and that such documents constitute the legal, valid and binding obligations of each such party. With respect to certain factual matters, we have relied upon certificates of officers of the Company.

We have assumed that indentures described in the Registration Statement, any warrant agreements relating to the Warrants, any unit agreements relating to the Units, any rights agreements relating to the Rights, and the issuance and sale of the Securities by the Company will not, in each case, violate or constitute a default or breach under: (i) any agreement or instrument to which the Company or its properties is subject; (ii) any law, rule or regulation to which the Company is subject; (iii) any judicial or regulatory order or decree of any governmental authority; or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.

We have further assumed that: (i) the Registration Statement and any amendments thereto will have become effective under the Act and comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (ii) an appropriate prospectus supplement, free writing prospectus or term sheet relating to the Securities offered thereby will be prepared and filed with the Commission in compliance with the Act and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) all Securities will be issued and sold in compliance with the applicable provisions of the Act, the Trust Indenture Act of 1939, as applicable, and the securities or blue sky laws of various states and in the manner stated in the Registration Statement and the applicable prospectus supplement; and (iv) that the trustee under any indenture shall have been qualified pursuant to the Trust Indenture Act of 1939 at the time the Securities are offered or issued (or such later time as may be permitted pursuant to the rules, regulations, interpretations or positions of the Commission) as contemplated by the Registration Statement.

Based upon, subject to and limited by the foregoing and the qualifications set forth in subsequent portions of this opinion letter, as of the date hereof, we are of the opinion that:

1. With respect to shares of the Common Stock, when (A) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee thereof being hereinafter collectively referred to as the "Board") has taken all necessary

corporate action in conformity with the Articles of Incorporation and Bylaws to approve the issuance of the Common Stock, the terms of the offering thereof and related matters, and (B) when stock certificates or book entry positions representing shares of the Common Stock have been duly executed, registered in the books and records of the Company and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board against payment of the consideration therefor (not less than the par value of the Common Stock) as provided therein; or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), such shares of Common Stock will be validly issued, fully paid and nonassessable.

2. With respect to shares of the Preferred Stock, when (A) the Board has taken all necessary corporate action in conformity with the Articles of Incorporation and Bylaws to approve the issuance and terms of a particular series of shares of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a Certificate of Designation for such Preferred Stock in accordance with applicable law relating to such shares of Preferred Stock and the filing of such Certificate of Designation with the Secretary of State of the State of Nevada, and (B) when stock certificates or book entry positions representing shares of the Preferred Stock have been duly executed, registered in the books and records of the Company and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board against payment of the consideration therefor (not less than the par value of the Preferred Stock) as provided therein; or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

3. With respect to the Debt Securities, when (A) the indenture relating to the Debt Securities has been duly authorized, executed and delivered by the Company, (B) the Board has taken all necessary corporate action in conformity with the Articles of Incorporation and Bylaws to approve the issuance and terms of a particular series of such Debt Securities, the terms of the offering thereof and related matters, and (C) such Debt Securities have been duly executed, authenticated, issued and delivered either (i) in accordance with the indenture, applicable definitive purchase, underwriting or similar agreement approved by the Board against payment of the consideration therefor as provided therein; or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board, such Debt Securities will constitute binding obligations of the Company.

4. With respect to the Warrants, when (A) the Board has taken all necessary corporate action in conformity with the Articles of Incorporation and Bylaws to approve the form, terms, execution and delivery of a warrant agreement (including a form of certificate evidencing the Warrants), the issuance of the Warrants, the terms of the offering thereof and related matters, and (B) the certificates evidencing the Warrants with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board against payment of the consideration therefor as provided therein, such Warrants will be binding obligations of the Company.

5. With respect to the Units, when (A) the Board has taken all necessary corporate action in conformity with the Articles of Incorporation and Bylaws to approve the form, terms, execution and delivery of a unit agreement (including a form of certificate evidencing the Units), the issuance of the Units, the terms of the offering thereof and related matters, and (B) the certificates evidencing Units with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable unit agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board against payment of the consideration therefor as provided therein, such Units will constitute binding obligations of the Company.

6. With respect to the Rights, when (A) the Board has taken all necessary corporate action in conformity with the Articles of Incorporation and Bylaws to approve the form, terms, execution and delivery of a rights agreement (including a form of certificate evidencing the Rights), the issuance of the Rights, the terms of the offering thereof and related matters, and (B) the certificates evidencing Rights with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable right agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board against payment of the consideration therefor as provided therein, such Rights will constitute binding obligations of the Company.

We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to and based exclusively on the general corporate laws of the State of Nevada, and we do not purport to be experts on, or to express any opinion with respect to the applicability or effect of, the laws of any other jurisdiction. We express no opinion herein concerning, and we assume no responsibility as to the laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including, without limitation, any federal securities or bankruptcy laws, rules or regulations, any state securities or "blue sky" laws, rules or regulations or any state laws regarding fraudulent transfers. Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.

This opinion is issued in the State of Nevada. By issuing this opinion, McDonald Carano LLP (i) shall not be deemed to be transacting business in any other state or jurisdiction other than the State of Nevada and (ii) does not consent to the jurisdiction of any state other than the State of Nevada. Any claim or cause of action arising out of the opinions expressed herein must be brought in the State of Nevada. Your acceptance of this opinion shall constitute your agreement to the foregoing.

We hereby consent to the filing of this opinion as part of the Registration Statement and to the reference to our firm therein under the caption "Legal Matters." In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

McDonald Carano LLP

MCDONALD CARANO LLP